Exhibit 10.12

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (hereinafter “First Amendment”) is made this 1st day of May 2013 by and between McCANDLESS LIMITED, LLC, a California limited liability company (Landlord”) and AIRXPANDERS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Tenant currently leases from Landlord approximately eight thousand six hundred and fifty (8,650) square feet of space located at 1047 Elwell Court, Palo Alto, California (the “Premises”) pursuant to that certain Standard Industrial Lease dated July 14, 2010 (“Lease”).

B. The term of the Lease expires on July 31, 2013 and Tenant desires to extend the term by three (3) years until July 31, 2016.

C. Landlord is willing to so extend the term of the Lease respecting the Premises on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Incorporation of Recitals and Exhibits. The above Recitals are true and accurate and the Recitals are incorporated herein by reference.

2. Term. Commencing August 1, 2013, the term of the Lease respecting the Premises shall be extended for three (3) additional years until July 31, 2016. The period commencing August 1, 2013 and ending on July 31, 2016 shall be referred to herein as the First Extended Term.

3. Basic Rent. As of August 1, 2013, the monthly basic rent as described in Paragraph 4(a) of the Lease shall be twelve thousand and five hundred and forty-two and 50/100 dollars ($12,542.50) per month as follows:

August 1, 2013 through July 31, 2014	$12,542.50 per month

August 1, 2014 through July 31, 2015	$12,918.78 per month

August 1, 2015 through July 31, 2016	$13,306.34 per month

4. Brokers. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this First Amendment, and that there are no leasing commissions to be paid by Landlord or Tenant in connection with this transaction. Each party hereto shall hold harmless the other party from all damages, loss or liability resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom such party has dealt, or purportedly has dealt, in connection with this transaction.

5. Option to Extend Term. Notwithstanding the three year extension of the term as set forth in this First Amendment, Tenant shall retain the option to extend the term as described in paragraph 56 of the Lease except that (i) such extension, if exercised, shall be referred to as the “Second Extended Term”, (ii) Tenant shall deliver its notice of Tenant’s exercise of its option to extend not less than six (6) lease months, nor more than twelve (12) months, prior to the expiration of the First Extended Term, and (iii) all references to the “initial term” set forth in paragraph 56 shall likewise be read to refer to the First Extended Term.

6. Restatement of Other Lease Terms. Except as specifically modified herein, all other terms, covenants and conditions of the Lease, including the option to extend the term as described in paragraph 56 (as modified above) and Tenant’s obligation to pay operating costs as described in paragraphs 4 (b) and 16, shall remain in full force and effect.

7. Capitalized Terms. All capitalized terms used in this First Amendment shall possess the same meaning ascribed to that term in the Lease except as may be provided otherwise in this First Amendment.

8. Conflicts. In the event of any conflict between the Lease on the one hand (including any interlineations) and this First Amendment on the other, the terms of this First Amendment shall govern and control.

9. Counterparts. This First Amendment may be executed in identical counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:	TENANT:

MCCANDLESS LIMITED, LLC	AIRXPANDERS, INC.
a California limited liability company	a Delaware corporation

By:	By:		.
Jett A. McCandless or Sandra M. Simons as		(Signature)
Managing Members
	By:	Scott Dodson	.
(Printed Name)

	By:	President / CEO	.
(Title)

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